    As filed with the Securities and Exchange Commission on December 19, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         WATSON WYATT & COMPANY HOLDINGS
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                          1717 H STREET, N.W.                  52-2211537
(State or Other Jurisdiction of              WASHINGTON, D.C. 20006              (I.R.S. Employer
 Incorporation or Organization)       (Address of Principal Executive Offices   Identification No.)
                                               Including Zip Code)

                            ------------------------

   WATSON WYATT & COMPANY HOLDINGS COMPENSATION PROGRAM FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)
                            ------------------------

     WALTER W. BARDENWERPER                                COPIES TO:
         HONG L. NGUYEN                              RONALD O. MUELLER, ESQ.
WATSON WYATT & COMPANY HOLDINGS                    GIBSON, DUNN & CRUTCHER LLP
      1717 H STREET, N.W.                          1050 CONNECTICUT AVENUE, N.W.
    WASHINGTON, D.C. 20006                            WASHINGTON, D.C. 20036
                                                          (202) 955-8500

                     (Name and Address of Agent For Service)
                            ------------------------
                                 (202) 715-7000
          (Telephone Number, Including Area Code, of Agent For Service)
                            ------------------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE              AGGREGATE               AMOUNT OF
     TO BE REGISTERED              REGISTERED               PER SHARE             OFFERING PRICE          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 CLASS A COMMON STOCK, PAR      43,894 SHARES                  N/A                  $950,744.04               $227.23
 VALUE $0.01 PER SHARE(1)
--------------------------------------------------------------------------------------------------------------------------
 CLASS A COMMON STOCK, PAR      6,106 SHARES                   N/A                  $132,255.96                $31.61
 VALUE $0.01 PER SHARE(2)
--------------------------------------------------------------------------------------------------------------------------
TOTAL                           50,000 SHARES(3)               N/A                  $1,083,000                  $259
--------------------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the common stock of Watson Wyatt & Company Holdings on the New York Stock Exchange on December 17, 2001, which was $21.66. Pursuant to Instruction C of Form S-8, this registration statement includes a reoffer prospectus that may be used with respect to shares issued in the future under the Watson Wyatt & Company Holdings Compensation Program for Outside Directors. Pursuant to the first sentence of Rule 457(h)(3), no additional filing fee is due with respect to the shares which may be offered for resale.

(2) Pursuant to Instruction C of Form S-8, this registration statement also may be used for reoffers of restricted securities issued prior to the filing of this registration statement under the Watson Wyatt & Company Holdings Compensation Program for Outside Directors. The registration fee has been calculated pursuant to Rule 457(h)(3) and Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the common stock of Watson Wyatt & Company Holdings on the New York Stock Exchange on December 17, 2001, which was $21.66.

(3) Pursuant to Rule 416(a), this registration statement also registers such number of additional securities that may be offered or issued pursuant to the terms of the Watson Wyatt & Company Holdings Compensation Program for Outside Directors, which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

         This registration statement registers shares of Class A common stock, par value $0.01 per share, of Watson Wyatt & Company Holdings (the "Company") issuable under the Watson Wyatt & Company Holdings Compensation Program for Outside Directors (the "Program"). This registration statement also covers the possible resale from time to time in the future of shares which may be issued under the Program after the date this registration statement was first filed with the Securities and Exchange Commission (the "Commission") and of shares issued under the Program prior to the date this registration statement was first filed with the Commission.

         This registration statement contains two parts. The first part contains a prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8), which covers reoffers and resales of shares of our Class A common stock issued or issuable in the future pursuant to the Program. The second part contains information required in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the Program information specified in Part I of Form S-8 is not being filed with the Commission.

         The Company will provide without charge to any person, upon written or oral request, a copy of each document incorporated by reference in Item 3 of
Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus as set forth in Form S-8), other documents required to be delivered to eligible plan participants pursuant to Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act") or additional information about the Program. Requests should be directed to Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20005,
Attention: Corporate Secretary, telephone (202) 715-7000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required by Part I of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all documents included in that file.

                         WATSON WYATT & COMPANY HOLDINGS

                      50,000 SHARES OF CLASS A COMMON STOCK

                          ISSUED OR ISSUABLE UNDER THE

   WATSON WYATT & COMPANY HOLDINGS COMPENSATION PROGRAM FOR OUTSIDE DIRECTORS

                       ----------------------------------

                               REOFFER PROSPECTUS

                       ----------------------------------

         This prospectus relates to up to 50,000 shares of our Class A common stock, par value $0.01 per share, which may in the future be offered and sold from time to time by participants who have acquired such shares pursuant to the Watson Wyatt & Company Holdings Compensation Program for Outside Directors (the "Program"). If participants in the future elect to sell shares under this prospectus, we will provide and file with the Securities and Exchange Commission a prospectus supplement that will identify the selling stockholders and contain specific information about the terms of that offering.

         We will not receive any of the proceeds from any sale of the shares.

         Our common stock is listed on the New York Stock Exchange under the symbol "WW." On December 17, 2001, the closing sale price of our common stock on the New York Stock Exchange was $21.85 per share.

         Our principal executive offices are located at 1717 H Street, N.W., Washington, D.C. 20006, and our telephone number is (202) 715-7000.

         INVESTING IN OUR COMMON STOCK INVOLVES A DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR A DESCRIPTION OF FACTORS TO BE CONSIDERED BY INVESTORS BEFORE PURCHASING ANY OF THE SECURITIES BEING OFFERED BY THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 17, 2001.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SHARES OF COMMON STOCK ARE BEING OFFERED AND SOLD ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

                                TABLE OF CONTENTS

Where You Can Find More Information.......................................... 2
Incorporation of Certain Documents By Reference.............................. 2
Forward-Looking Statements................................................... 3
The Company.................................................................. 4
Risk Factors................................................................. 5
Use of Proceeds..............................................................11
Selling Stockholders.........................................................11
Plan of Distribution.........................................................12
Legal Matters................................................................12
Experts......................................................................13

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission (the "Commission"). This prospectus does not contain all of the information set forth or incorporated by reference in the registration statement and the exhibits thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

         In addition, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You may read and copy this information at the following Commission locations:


       Public Reference Room              Northeast Regional Office            Chicago Regional Office
       450 Fifth Street, N.W.         Wayne M. Carlin, Regional Director           Citicorp Center
             Room 1024                   c/o Division of Enforcement           500 West Madison Street
    Washington, D.C. 20549-0801             450 Fifth Street, N.W.           Chicago, Illinois 60661-2551
                                         Washington, D.C. 20549-0801

         You may also obtain copies of this information by mail from the Commission's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at rates determined by the Commission. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You can also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC's web site at http://www.sec.gov. Our web site is at www.watsonwyatt.com. The information contained on our web site is not incorporated in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus. Information that we file later with the Commission and that is incorporated by reference in this prospectus will automatically update and supercede information contained in this prospectus.

         The following documents previously filed with the Commission are hereby incorporated by reference into this prospectus:

         1. The description of our shares of Class A common stock, par value $0.01 per share, contained in our Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of "Description of Capital Stock, Certificate of Incorporation and Bylaws", which in turn is incorporated by reference in our Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description.

         2. Our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Commission on August 20, 2001.

         3.   Our Definitive Proxy Statement dated October 5, 2001.

         4. Our Quarterly Report on Form 10-Q for the three months ended September 30, 2001, filed on November 9, 2001.

         We also incorporate by reference all documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to any of the foregoing documents, provided, however, that nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 9 of Form 8-K.

         Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at Watson Wyatt & Company Holdings, 1717 H Street, N.W., Washington, D.C. 20006, Attention: Corporate Secretary, telephone
(202) 715-7000.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated by reference into this prospectus contain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements and other forward-looking statements in this filing by words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend," "continue," or similar words. These statements are based on assumptions that may not come true, and actual results may differ, perhaps materially, from those set forth in the forward-looking statements. The section of this prospectus captioned "Risk Factors," as well as any cautionary language included or incorporated by reference in this prospectus, provide examples of risks, uncertainties, and events that may cause our actual results to differ materially from the results reflected in these forward-looking statements. Such factors include, but are not limited to our dependence on continuing to recruit and retain highly qualified associates, possible adverse outcomes of litigation, the risk of a significant decrease in the demand for the consulting services we offer as a result of changing economic conditions or other factors, possible adverse consequences from actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms, and from regulatory, legislative and technological developments that may affect the demand for or costs of our services, as well as other factors discussed under "Risk Factors." All forward-looking disclosure is speculative by its nature.

                                   THE COMPANY


         Founded in 1946, Watson Wyatt is a global human capital consulting firm. We operate from 62 offices in 18 countries throughout North America, Asia-Pacific and Latin America. We also operate through our affiliates in Europe. Together with our principal affiliates, Watson Wyatt Partners and Watson Wyatt Holdings (Europe) Limited, we operate from 87 offices in 29 countries under the name Watson Wyatt Worldwide. We help our clients enhance business performance by improving their ability to attract, retain and motivate qualified employees. We design, develop and implement human resources strategies and programs through our closely related practice areas, the Benefits Group, eHR(TM) Group and the Human Capital Group. We also offer our clients technologies that transform the way they implement and deliver HR programs and improve communications with their employees.

         We provide human capital consulting services to many of the world's largest corporations as well as emerging growth companies, public institutions and non-profit organizations. Many of our client relationships have existed continuously over several decades.

         The growing demand for employee benefits and human capital consulting services is directly related to the size, complexity and rapid change associated with human resources programs. Employee salary and benefits costs represent a significant component of worldwide corporate spending. In recent years, several industry trends have emerged that have increased the demand for our services, including:

         o    growing strategic importance of human capital;

         o a technology revolution in HR programs as the internet, intranets and other e-business tools enable companies to manage their HR functions more efficiently and effectively;

         o changing workforce demographics, such as an unprecedented aging of the workforce;

         o growing importance of employer-sponsored benefits programs due to limited baby boomer retirement savings, uncertainty of government-sponsored programs, and rising healthcare costs;

         o significant levels of global mergers and acquisitions that require the integration of diverse corporate cultures and HR programs quickly and effectively;

         o continuing globalization of economies, which requires corporations to retain human capital consultants with global resources and local expertise;

         o complex and changing government regulation of employee benefits programs; and

         o increasing challenges for employers seeking to balance human resources and cost considerations in varying economic conditions.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important facts that affect us.

         If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

WE MUST CONTINUE TO RECRUIT AND RETAIN QUALIFIED CONSULTANTS; OUR FAILURE TO DO SO COULD ADVERSELY AFFECT OUR ABILITY TO COMPETE SUCCESSFULLY.

         Our continued success and future growth depend heavily upon our ability to attract and retain enough highly skilled and motivated consultants. We must meet these human capital requirements if we are to deliver our sophisticated and technical services to our clients. We compete against many companies with greater financial resources both within our industry and in other industries to attract these qualified individuals. Our failure to recruit and retain adequate talent could reduce our competitive strength and lead to a deterioration of our business.

         This competition for personnel may adversely affect our profitability. We can give no assurance that we will be able to generate sufficient revenue to offset any additional personnel costs. We also cannot guarantee that we will be successful in hiring enough consultants to continue our growth.

CHANGES IN OUR COMPENSATION PROGRAMS COULD IMPAIR OUR ABILITY TO RETAIN CONSULTANTS.

         Historically, our compensation programs have been principally cash based. We changed our compensation programs upon completion of our initial public offering by introducing stock options and discontinuing the payment of supplemental bonuses under our former stock incentive bonus plan. In November 2001, our stockholders approved our creation of an employee stock purchase plan and a restricted stock program for senior associates. These changes may adversely affect our ability to retain our consultants if our total compensation program is not perceived by our consultants to be competitive with those of other firms.

WE DEPEND ON OUR ASSOCIATES; THE LOSS OF KEY CONSULTANTS AND MANAGERS COULD DAMAGE OR RESULT IN THE LOSS OF CLIENT RELATIONSHIPS AND ADVERSELY AFFECT OUR BUSINESS.

         Our success largely depends upon the business generation capabilities and project execution skills of our consultants. In particular, our consultants' personal relationships with our clients are a critical element of obtaining and maintaining client engagements. Losing consultants and account managers who manage substantial client relationships or possess substantial experience or expertise could adversely affect our ability to secure and complete engagements, which would adversely affect our results of operations.

         In addition, if any of our key consultants were to join an existing competitor or form a competing company, some of our clients could choose to use the services of that competitor instead of our services. Clients or other companies seeking to develop in-house services similar to ours also could hire our key consultants. Such hiring would not only result in our loss of key consultants but also could result in the loss of a client relationship or a new business opportunity.

COMPETITION COULD RESULT IN LOSS OF OUR MARKET SHARE THAT COULD REDUCE OUR PROFITABILITY.

         The markets for our principal services are highly competitive. Our competitors currently include other human resources consulting and actuarial firms, as well as the human resources consulting divisions of some public accounting, consulting and insurance firms. Several of our competitors have greater financial, technical, and marketing resources than we have, which could enhance their ability to respond more quickly to technological changes, finance acquisitions and fund internal growth. Also, the consulting practices of the large international accounting firms, or other competitors who have a larger presence than we do in particular markets, gain marketing advantages from their greater name recognition.

         Our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase their ability to address client needs. New competitors or alliances among competitors could emerge and gain significant market share. In addition, some of our competitors may have or may develop a lower cost structure or superior services that gain greater market acceptance than the services that we offer or develop.

CLIENTS' CRITERIA FOR SELECTING CONSULTANTS MAY CHANGE.

         The ability to tailor services to clients' particular needs traditionally has been a key selection criterion among buyers of consulting services in our core businesses. However, these buyers' selection criteria may change and price could become a more significant factor, thereby adversely affecting our operating results.

DEMAND FOR OUR SERVICES MAY DECREASE FOR VARIOUS REASONS, INCLUDING A GENERAL ECONOMIC DOWNTURN OR A DECLINE IN A CLIENT'S OR AN INDUSTRY'S FINANCIAL CONDITION, THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         We can give no assurance that the demand for our services will continue to grow or that we will compete successfully with our existing competitors, new competitors or our clients' internal capabilities. Some of our clients may decide to develop or use their internal resources to satisfy their needs for some or all of the services that we provide. Our clients' demand for our services also may change based on their own needs and financial conditions. When economic downturns affect particular clients or industry groups, they frequently reduce their budgets for outside consultants, which could reduce the demand for our services and increase price competition.

         In addition, the demand for many of our core benefits services is affected by government regulation and taxation of employee benefits plans. This regulation and taxation drive our clients' needs for compliance-related services. Significant changes in tax or social welfare policy or regulations could lead some employers to discontinue their employee benefit plans, thereby reducing the demand for our services. A simplification of regulations or tax policy also could reduce the need for our services.

OUR CLIENTS GENERALLY MAY TERMINATE OUR SERVICES AT ANY TIME, WHICH COULD DECREASE ASSOCIATE UTILIZATION.

         Our clients generally may terminate our engagements at any time. If a client reduces the scope of or terminates the use of our services with little or no notice, our associate utilization will decline. In such cases, we must rapidly redeploy our associates to other engagements in order to minimize the potential negative impact on our financial performance. In addition, because much of our work is project based rather than recurring in nature, our associates' utilization depends on our ability to continually secure additional engagements.

MANY OF OUR ENGAGEMENTS, PARTICULARLY LONG-STANDING RELATIONSHIPS AND ENGAGEMENTS INVOLVING STANDARD ANNUAL ACTIVITIES, ARE NOT BASED ON WRITTEN AGREEMENTS, WHICH COULD RESULT IN DISPUTES WITH OUR CLIENTS.

         Many of our engagements, including the majority of those involving long-standing relationships or standard annual activities such as actuarial valuations, are not based on formal written agreements. In such cases, there is a greater risk of misunderstandings with our clients concerning the scope and terms of our engagement and our liability for unsatisfactory performance. Disputes could damage our client relationships and result in unanticipated costs and loss of revenue that could adversely affect our results of operations.

OUR FIXED FEE ENGAGEMENTS COULD HURT OUR FINANCIAL RESULTS IF NOT PROPERLY MANAGED.

         We enter into some of our engagements on a negotiated fixed-fee basis. If we do not properly negotiate the price and manage the performance of these engagements we might incur losses on individual engagements and our overall financial results would be adversely affected.

WE ARE SUBJECT TO MALPRACTICE CLAIMS ARISING FROM OUR WORK, WHICH COULD ADVERSELY AFFECT OUR REPUTATION AND BUSINESS.

         Professional service providers, including those in the human resources consulting industry, are increasingly subject to claims from their clients. Clients and third parties who are dissatisfied with our services or who claim to suffer damages caused by our services have brought and may bring lawsuits against us. The nature of our work, especially our actuarial services, involves assumptions and estimates concerning future events, the actual outcome of which we cannot know with certainty in advance. In addition, we could make computational, software programming, or data management errors.

         Clients have sought and may seek to hold us responsible for the financial consequences of these errors or variances. Given that we frequently work with large pension funds, relatively small percentage errors or variances could create significant dollar variances and claims for unfunded liabilities. In most cases, our exposure to liability on a particular engagement is substantially greater than the profit opportunity that the engagement generates for us. For example, possible claims might include:

         o a client's assertion that actuarial assumptions used in a pension plan were unreasonable, leading to plan underfunding;

         o a claim arising out of the use of inaccurate data, which could lead to an underestimation of plan liabilities; and

         o a claim that employee benefit plan documents were misinterpreted or plan amendments were misstated in plan documents, leading to overpayments to beneficiaries.

         Defending lawsuits arising out of any of our services has required and could require substantial amounts of management attention, which could affect their focus on operations, could adversely affect our financial performance and could result in increased insurance costs. In addition to defense costs and liability exposure, malpractice claims may produce negative publicity that could hurt our reputation and business. For a discussion of significant legal proceedings, please refer to "Legal Proceedings" in our Form 10-K and Forms 10-Q, which are incorporated by reference herein.

OUR QUARTERLY REVENUES MAY FLUCTUATE WHILE OUR EXPENSES ARE RELATIVELY FIXED.

         Quarterly variations in our revenues and operating results occur as a result of a number of factors, such as:

         o the significance of client engagements commenced and completed during a quarter; the seasonality of some specific types of services; in particular, retirement revenues are more heavily weighted toward the second half of the fiscal year when annual actuarial valuations are required to be completed for calendar year end companies and the related services are performed. In the eHR(TM) Group, the distribution of work is concentrated at the end of the first fiscal quarter and through the second fiscal quarter as there is demand from our clients for assistance in updating systems and programs used in the annual re-enrollment of employees in benefit plans, such as flex plans. Much of the remaining business is project oriented and is thus influenced more by particular client needs and the availability of our workforce;

         o the number of business days in a quarter, associate hiring and utilization rates, the clients' ability to terminate engagements without penalty;

         o    the size and scope of assignments;

         o    the level of vacation and holidays taken by our associates; and

         o    general economic conditions.

         The majority of our total operating expenses are relatively fixed, encompassing the majority of occupancy, communications and other expenses, general and administrative expenses, depreciation and amortization, and salaries and employee benefits excluding fiscal year-end incentive bonuses. Therefore, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments can cause significant variations in quarterly operating results and could result in losses. Increases in the number of professional personnel that are not followed by corresponding increases in revenues could materially and adversely affect our operating results.

WE DEPEND ON WATSON WYATT PARTNERS FOR OUR BRAND IN THE EUROPEAN MARKET AND COULD LOSE OUR POSITION IN EUROPE IF OUR ALLIANCE AGREEMENTS WERE TO TERMINATE.

         Since 1995 we have marketed our services globally with Watson Wyatt Partners as Watson Wyatt Worldwide. Under our alliance agreements with Watson Wyatt Partners:

         o    we operate in North America, Latin America and Asia-Pacific;

         o    Watson Wyatt Partners operates in the United Kingdom and Ireland;

         o Watson Wyatt Holdings (Europe) Limited, of which we own a 25% minority interest, operates in continental Europe.

         The alliance agreements with Watson Wyatt Partners generally restrict each party's ability to enter into each other's geographic markets. If the alliance agreements were to terminate, we could lose our position in Europe, which could interrupt our global development and impair our ability to deliver services seamlessly to clients throughout the world.

TERMINATION OF OUR RELATIONSHIP WITH WATSON WYATT PARTNERS COULD RESULT IN A NAME CHANGE.

         The alliance agreements set forth the rights we or Watson Wyatt Partners have to buy each other out of our respective interests in each other's firm and in Watson Wyatt Holdings (Europe) Limited in the event either of us becomes affiliated with a competitor. A termination of our alliance with Watson Wyatt Partners could precipitate a name change, which could result in confusion in our markets.

OUR INTERNATIONAL OPERATIONS PRESENT SPECIAL RISKS THAT COULD NEGATIVELY AFFECT OUR BUSINESS.

         We conduct a portion of our business from offices outside the United States. This subjects us to foreign financial and business risks, which could arise in the event of:

         o    unusual currency exchange rate fluctuations;

         o    unexpected increases in taxes;

         o new regulatory requirements and/or changes in policies and local laws that materially affect the demand for our services or directly affect our foreign operations;

         o    unusual and unexpected monetary exchange controls;

         o the impact of unusually severe or protracted recessions in foreign economies; or

         o civil disturbance or other catastrophic events that reduce business activity in other parts of the world.

         Any of these factors could have an adverse effect on our results of operations.

OPERATIONAL READINESS OF OUR GLOBAL ADMINISTRATIVE INFRASTRUCTURE MIGHT NOT BE AS COMPLETE AS REQUIRED TO MANAGE INTERNATIONAL OPERATIONS EFFECTIVELY.

         The management of geographically dispersed operations requires substantial management resources, resulting in significant ongoing expense. We have not fully integrated all of our global operations from an administrative and reporting standpoint. We are developing and implementing additional systems and management reporting to help us manage our global operations, but we cannot predict when these systems will be fully operational or how successful they will be.

OUR BUSINESS FACES RAPID TECHNOLOGICAL CHANGE AND OUR FAILURE TO RESPOND TO THIS CHANGE QUICKLY COULD ADVERSELY AFFECT OUR BUSINESS.

         Increasingly, to remain competitive in our practice areas, we must identify and offer the most current technologies and methodologies. This is particularly true of our eHR(TM) Group in which our success largely depends upon our ability to quickly absorb and apply technological advances in both generic applications and, particularly, those which are specifically required to deliver employee benefits services. In some cases, significant technology choices and investments are required. If we do not respond correctly, quickly, or in a cost-effective manner, our business and operating results might be harmed.

         The effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses and, in some cases, to implement them globally. If we cannot offer new technologies as quickly or effectively as our competitors, we could lose market share. We also could lose market share if our competitors develop more cost-effective technologies than we offer or develop.

OUR EHR(TM) GROUP HAS PROJECT-RELATED RISKS THAT COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Our eHR(TM) Group develops and implements computer software and systems for clients. In securing or carrying out these engagements, we may encounter inadequate project scope definitions, unforeseen technological and systems integration problems, unanticipated costs, failures to meet contractual performance objectives, and other business risks. If we are not successful in defining, pricing and executing these assignments as planned, we may incur financial losses.

LIMITED PROTECTION OF OUR PROPRIETARY EXPERTISE, METHODOLOGIES AND SOFTWARE COULD HARM OUR BUSINESS.

         We cannot guarantee that trade secret, trademark, and copyright law protections are adequate to deter misappropriation of our confidential information. Moreover, we may be unable to detect the unauthorized use of our intellectual property and take the necessary steps to enforce our rights. If associates or third parties misappropriate our proprietary information, our business could be harmed. Redressing infringements also may consume significant management time and financial resources.

OUR CURRENT ASSOCIATES OWN A SUBSTANTIAL AMOUNT OF OUR STOCK, AND THEIR INTERESTS MAY DIFFER FROM THOSE OF OTHER STOCKHOLDERS.

         Our current associates owned approximately 59% of our outstanding capital stock as of October 15, 2001. As a result, our associates may elect the board of directors and determine the outcome of any proposed corporate transaction or other matter submitted to stockholders for their vote. Our associates' interests in these matters might differ from those of our non-associate stockholders.

CHANGE IN ASSOCIATE OWNERSHIP COULD ADVERSELY AFFECT OUR FIRM CULTURE.

         Historically, we have been predominantly owned by our associates. As owners, our associates have traditionally been able to influence the direction of the firm, which promotes an entrepreneurial spirit and motivates individual performance. The class B-1 stock owned by our associates had a transfer restriction that expired in October 2001, and the class B-2 stock own by our associates has a transfer restriction that will expire in October 2002. When the transfer restriction on the class B-2 stock expires and our associates' stock becomes transferable, associate ownership may decline. A decline in associate ownership and an increase in non-associate influence could lower morale that could, in turn, adversely affect our business operations.

WE HAVE VARIOUS MECHANISMS IN PLACE THAT MAY PREVENT A CHANGE IN CONTROL THAT A STOCKHOLDER MIGHT FAVOR.

         Our certificate of incorporation and bylaws contain provisions that might discourage, delay or prevent a change in control that a stockholder might favor. Our certificate of incorporation and/or bylaws:

         o authorize the issuance of preferred stock without fixed characteristics that could be issued by our board of directors to increase the number of outstanding shares and deter a takeover attempt;

         o classify our board of directors with staggered, three-year terms, which may lengthen the time required to gain control of our board of directors;

         o provide that only the president or our board may call a special meeting of stockholders;

         o prohibit stockholder action by written consent, which requires all actions to be taken at a meeting of the stockholders;

         o provide that vacancies on our board of directors, including new directorships, may be filled only by the directors then in office;

         o require super-majority voting for the stockholders to amend our bylaws, the classified board and other provisions of our certificate of incorporation; and

         o prohibit a stockholder from presenting a proposal or director nomination at an annual meeting unless the stockholder provides us with sufficient advance notice.

THE MARKET PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE, AND THE VALUE OF YOUR INVESTMENT MAY DECLINE.

         The market price of our common stock has been volatile since our October 2000 initial public offering and may continue to be volatile. This volatility may cause wide fluctuations in the price of our common stock on the New York Stock Exchange. The market price is likely to be affected by:

         o changes in general conditions in the economy or the financial markets;

         o    variations in our quarterly operating results;

         o    changes in financial estimates by securities analysts;

         o other developments affecting us, our industry, customers or competitors;

         o the operating and stock price performance of companies that investors deem comparable to us; and

         o the number of shares available for resale in the public markets under applicable securities laws.

The entire stock market has experienced significant volatility in recent months. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their financial performances.

                                 USE OF PROCEEDS

         Any selling stockholder who elects to offer shares of our Class A common stock pursuant to this prospectus will receive the proceeds from any sale of those shares. We will not receive any proceeds from the sale of shares under this prospectus.


                              SELLING STOCKHOLDERS

         We are registering the shares on behalf of Program participants who may elect in the future to sell stock received under the Program. This prospectus covers the possible resale from time to time in the future of shares which may be issued under the Program after the date this prospectus was first filed with the Commission and of shares issued under the Program prior to the date this prospectus was first filed with the Commission. Any selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale of the shares. Accordingly, we cannot presently determine the identities of the selling stockholders or estimate the amount of common stock that will be held by the selling stockholders upon consummation of any sales. If any person who participated in the Program in the future elects to sell shares under this prospectus, we will provide and file with the Commission a prospectus supplement that will identify the selling stockholders and contain specific information about the terms of that offering, setting forth a table with the following information:

         o the name and principal position or positions over the past three years with us or our predecessor or affiliates of each selling stockholder;

         o the number of shares of our common stock beneficially owned by each selling stockholder; o the number of shares of our Class A common stock which may be sold from time to time pursuant to this prospectus; and

         o the number of shares of our common stock and the percentage of the total class of common stock outstanding to be beneficially owned by each selling stockholder following the offering, assuming the sale pursuant to the offering of all shares acquired by such selling stockholder is pursuant to the Program and covered by this prospectus.

         There is no assurance that any selling stockholder will offer any of the shares that may be covered by this prospectus or will sell any or all of the shares offered by him under this prospectus.


NAME OF SELLING STOCKHOLDER                                                                    SHARES BENEFICIALLY OWNED IF
AND PRINCIPAL POSITION WITH                   NUMBER OF SHARES                                ALL SHARES REGISTERED ARE SOLD
WATSON WYATT & COMPANY HOLDINGS              BENEFICIALLY OWNED         NUMBER OF SHARES      ------------------------------
(OR OUR PREDECESSOR OR AFFILIATES)           PRIOR TO OFFERING(1)       BEING REGISTERED       NUMBER             PERCENT(2)
----------------------------------           --------------------      ------------------     --------           ------------


*        Indicates ownership of less than 1%.

(1) The number of shares of common stock beneficially owned includes shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of the date of any information furnished in a prospectus supplement.
(2)  Calculated based on Rule 13d-3(d)(i) of the Exchange Act.

         This prospectus also covers any additional shares of common stock that become issuable in connection with the common stock being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                              PLAN OF DISTRIBUTION

         Participants may from time to time determine to offer for sale shares of our common stock that they have received or that they receive in the future under the Program. We will not receive any of the proceeds of this offering.

         Selling stockholders may sell shares covered by this prospectus directly to purchasers from time to time. Alternatively, they may from time to time offer those shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders or the purchasers of such securities for whom they may act as agents. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. All costs, expenses and fees in connection with the registration of the shares will be borne by us, provided, however, that any selling stockholders will pay all underwriting discounts and selling commissions, if any.

         If a participant in the Program elects to sell shares under this prospectus, the shares may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any such sale of shares may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

         o on any national securities exchange, such as the New York Stock Exchange or quotation service on which the shares may be listed or quoted at the time of sale,

         o    in the over-the-counter market,

         o in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

         o    through the purchase and sale of over-the-counter options.

         In connection with sales of the shares or otherwise, selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales in the course of hedging the positions they assume. Selling stockholders may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities.

         To our knowledge, none of the participants in the Program have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling stockholder.

                                  LEGAL MATTERS

    The valid issuance of the common stock offered hereby will be passed on for us by Gibson, Dunn & Crutcher, LLP, Washington, D.C.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are hereby incorporated by reference into this registration statement:

          1. The description of our shares of class A common stock, par value $0.01 per share, contained in our Registration Statement on Form S-3, SEC File No. 333-94973, as amended, under the caption of "Description of Capital Stock, Certificate of Incorporation and Bylaws", which in turn is incorporated by reference in our Form 8-A, filed October 4, 2000 (SEC file number 001-16159) pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description.

          2. The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed on August 20, 2001.

          3. Our Quarterly Report on Form 10-Q for the three months ended September 30, 2001, filed on November 9, 2001.

         All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered under this registration statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such report or document. Any statement contained in this registration statement or any report or document incorporated into this registration statement by reference, however, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this registration statement, or in any amendment to this registration statement, is inconsistent with such prior statement. The Company's file number with the Commission is 001-16159.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the Delaware General Corporation Law further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Our certificate of incorporation provides that no director shall be personally liable to Watson Wyatt & Company Holdings or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

         o for any breach of that director's duty of loyalty to Watson Wyatt & Company Holdings or its stockholders;

         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o    under Section 174 of the Delaware General Corporation Law; or

         o for any transaction from which the director derived an improper personal benefit.

         Our bylaws provide that we must indemnify our directors, officers and employees against any liability incurred in connection with any proceeding in which they may be involved as a party or otherwise, by reason of the fact that he or she is or was a director, officer, employee, or agent of Watson Wyatt & Company Holdings or is or was serving at the request of Watson Wyatt & Company Holdings as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, to the fullest extent authorized by the laws of Delaware.

         Such indemnification may include advances of expenses prior to the final disposition of such proceeding.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         The shares which may be sold pursuant to the prospectus for the respective accounts of the selling stockholders were issued to the selling stockholders by the Company in reliance upon the exemption provided by Section 4(2) of the Securities Act. Such shares were issued to the selling stockholders under the Program.

ITEM 8.    EXHIBITS.



     EXHIBIT NO.          DESCRIPTION
     -----------          --------------------------------------------------------------------
     4.1                  Amended and Restated Certificate of Incorporation of the Company (1)

     4.2                  Amended and Restated Bylaws of the Company (2)

     5.1                  Opinion of Gibson, Dunn & Crutcher, LLP

     10.1                 Watson Wyatt & Company Holdings Compensation Program for Outside Directors

     23.1                 Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)

     23.2                 Consent of PricewaterhouseCoopers LLP, independent accountants

     24.1                 Power of Attorney (included on the signature page of this registration statement)


(1) Incorporated by reference from the Company's Form S-3/A, Amendment No. 1 (File No. 333-94973), filed on March 17, 2000.

(2)  Incorporated by reference to the Company's Form 10-Q, filed on May 2, 2001.



ITEM 9.    UNDERTAKINGS.

(1)      The undersigned hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 19th day of December, 2001.

                                         WATSON WYATT & COMPANY HOLDINGS


                                         By:   /s/ JOHN J. HALEY
                                            -----------------------------------
                                               Name:  John J. Haley
                                               Title:  Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Company whose signature appears below hereby appoints Walter W. Bardenwerper as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments to this registration statement as appropriate, and generally to do all such things in his behalf in his capacity as an officer and/or a director to enable the Company to comply with the provisions of the Securities Act, and all requirements of the Commission.


               SIGNATURE                         TITLE                                                DATE
               ---------                         -----                                                ----

/s/  JOHN J. HALEY                                President and Chief Executive                  12/19/01
----------------------------------------------    Officer (Principal Executive Officer)
Name: JOHN J. HALEY

/s/  CARL D. MAUTZ                                Chief Financial Officer (Principal             12/19/01
-----------------------------------------------   Financial Officer and Principal
Name: CARL D. MAUTZ                               Accounting Officer)

/s/  ELIZABETH M. CAFLISCH                        Director                                       12/17/01
----------------------------------------------
Name: ELIZABETH M. CAFLISCH

/s/  MAUREEN E. COTTER                            Director                                       12/19/01
----------------------------------------------
Name: MAUREEN E. COTTER

/s/ BARBARA HACKMAN FRANKLIN                       Director                                      12/19/01
----------------------------------------------
Name: BARBARA HACKMAN FRANKLIN

/s/ JOHN J. GABARRO                                Director                                      12/19/01
----------------------------------------------
Name: JOHN J. GABARRO

/s/ ERIC P. LOFGREN                                Director                                      12/19/01
-----------------------------------------------
NAME: ERIC P. LOFGREN

/s/  DAVID P. MARINI                               Director                                      12/19/01
-----------------------------------------------
NAME: DAVID P. MARINI



               SIGNATURE                         TITLE                                                DATE
               ---------                         -----                                                ----

/s/  R.  MICHAEL MCCULLOUGH                        Director                                      12/15/01
-----------------------------------------------
NAME: R.  MICHAEL MCCULLOUGH

/s/ KEVIN L. MEEHAN                                Director                                      12/19/01
-----------------------------------------------
NAME: KEVIN L. MEEHAN

/s/ JOHN PHILIP S. ORBETA                          Director                                      12/18/01
-----------------------------------------------
NAME: JOHN PHILIP S. ORBETA

/s/ GILBERT T. RAY                                 Director                                      12/19/01
-----------------------------------------------
NAME: GILBERT T. RAY

/s/ SYLVESTER J. SCHIEBER                          Director                                      12/19/01
-----------------------------------------------
NAME: SYLVESTER J. SCHIEBER

/s/ EDWARD MANNO SHUMSKY                           Director                                      12/19/01
-----------------------------------------------
NAME: EDWARD MANNO SHUMSKY

                                                   Director
-----------------------------------------------
NAME: PAUL N. THORNTON

/s/ CHARLES P. WOOD, JR.                           Director                                      12/19/01
-----------------------------------------------
NAME: CHARLES P. WOOD, JR.

BY:
-----------------------------------------------
     WALTER W. BARDENWERPER
     Attorney-in-fact


                                  EXHIBIT INDEX



                                                                                                   SEQUENTIALLY
                                                                                                      NUMBERED
EXHIBIT NO.                                        DESCRIPTION                                         PAGE
-----------                                        -----------                                     -------------

  4.1                 Amended and Restated Certificate of Incorporation of the Company (1)                 N/A

  4.2                 Amended and Restated Bylaws of the Company (2)                                       N/A

  5.1                 Opinion of Gibson, Dunn & Crutcher, LLP                                             II-8

  10.1                Watson Wyatt & Company Holdings Compensation Program for Outside Directors          II-9

  23.1                Consent of Gibson, Dunn & Crutcher, LLP (included in Exhibit 5.1)                    N/A

  23.2                Consent of PricewaterhouseCoopers LLP, independent accountants                      II-10

  24.1                Power of Attorney (included on the signature page of this registration
                      statement)                                                                           N/A

(1) Incorporated by reference from the Company's Form S-3/A, Amendment No. 1 (File No. 333-94973), filed on March 17, 2000.

(2)  Incorporated by reference to the Company's Form 10-Q, filed on May 2, 2001.